UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11011 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-5400

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01. Entry into a Material Definitive Agreement.

     (a) Amendment of Employment Agreement with John R. Pouk. On January 27, 2005, the Company entered into a First Amendment to Amended Employment Agreement with John R. Pouk, its Senior Vice President of Global Sales and International Operations. The amendment amends Mr. Pouk’s existing Amended Employment Agreement with the Company dated as of September 1, 2002.

     The amendment provides (1) for the termination of an option to purchase shares of the Company’s common stock previously granted to Mr. Pouk, (2) for the termination of the way Mr. Pouk’s eligibility for a bonus was previously determined and (3) that, beginning with the Company’s 2004 fiscal year, Mr. Pouk’s annual performance bonus shall be reviewed and determined annually by the board of directors of the Company, or its delegated committee, and shall be determined and adjusted at the sole discretion of the board or its delegated committee.

     (b) Payment of Bonuses to Executive Officers for Fiscal 2004. On January 27, 2005, cash bonus payments were made to the following executive officers in the amounts set forth opposite the name of each such officer below:

Executive Officer	Amount of Bonus
Joseph A. Sorge, M.D.	$90,000.00
Chairman of the Board, Chief Executive Officer and President

Reginald P. Jones	$65,000.00
Senior Vice President and Chief Financial Officer

Ronni L. Sherman	$63,666.68
Executive Vice President and General Counsel

Nicolas H. Roelofs, Ph.D.	$57,260.83
Former Chief Operating Officer (1)

Nelson F. Thune	$45,924.24
Senior Vice President, Operations

John R. Pouk	$42,123.64
Senior Vice President, Global Sales and International Operations

Mary Joanne Deal, Ph.D.	$40,952.00
Senior Vice President, Marketing and Sales — Hycor

(1)	As previously disclosed, Dr. Roelofs resigned from the Company effective December 31, 2004.

     Maximum bonus payments were approved by the compensation committee of the board of directors of the Company at a meeting held on December 17, 2004, which were based on the Company’s performance in fiscal 2004, including the completion of the merger transaction with Hycor in June 2004 and the subsequent integration of the two companies. These maximum bonus payments were then subject to downward adjustment based on a review of the individual performance of the executive officers identified above.

     (c) Adoption of Criteria for Bonuses Payable to Executive Officers for Fiscal 2005. At a meeting held on December 17, 2004, the compensation committee of the board of directors of the Company approved the criteria pursuant to which bonuses will be paid to the executive officers of the Company for fiscal 2005. Under the terms of the criteria approved by the compensation committee, the executive officers of the Company are eligible to receive a bonus of up to 30% of their base salary based on the achievement of certain targets relating to operating income and revenue. If both targets are not met, then no bonuses will be payable to such executive officers for fiscal 2005. Bonuses are also subject to reduction if the performance of an executive officer eligible for a bonus is less than satisfactory, as determined by such executive officer’s supervisor or, in the case of the chief executive officer, the compensation committee. Bonus payments, if any, will be made after the completion of the Company’s annual audit. An executive officer must be an employee as of the date such payments are made in order to receive a bonus for fiscal 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	STRATAGENE CORPORATION

	By:	/s/ REGINALD P. JONES

	Name:	Reginald P. Jones
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	First Amendment to Amended Employment Agreement, dated as of January 27, 2005, by and between Stratagene Corporation and John R. Pouk.